UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______ )

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    (as permitted by Rule 14a-6(e)(2))
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[  ] Soliciting Material Pursuant to 240.14a-12

TANGER FACTORY OUTLET CENTERS, INC.
(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANGER FACTORY OUTLET CENTERS, INC.
3200 NORTHLINE AVENUE, SUITE 360
GREENSBORO, NORTH CAROLINA 27408
PHONE: 336-292-3010
E-MAIL: tangermail@tangeroutlet.com
NYSE: SKT
____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2006

Dear Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Shareholders of Tanger Factory Outlet Centers, Inc. to be held on Friday, May 12, 2006 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, for the following purposes:

1.	To elect directors to serve for the ensuing year; and,

2.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Only common shareholders of record at the close of business on March 27, 2006 will be entitled to vote at the meeting or any adjournment(s) thereof.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement. Our 2005 Annual Report for the year ended December 31, 2005 is also enclosed.

It is important that your shares be represented at the 2006 Annual Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

  Sincerely,

/s/ Stanley K. Tanger
                        Stanley K. Tanger
   Chairman of the Board and
   Chief Executive Officer

April 10, 2006

TANGER FACTORY OUTLET CENTERS, INC.
3200 NORTHLINE AVENUE, SUITE 360
GREENSBORO, NORTH CAROLINA 27408
PHONE: 336-292-3010
E-MAIL: tangermail@tangeroutlet.com
NYSE: SKT

____________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2006

GENERAL INFORMATION

The Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a self-administered and self-managed real estate investment trust, referred to as a REIT, is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 12, 2006.

Unless the context indicates otherwise, the term “Company” refers to Tanger Factory Outlet Centers, Inc., the term “Board” refers to our Board of Directors, the term “meeting” refers to the Annual Meeting of Shareholders of the Company to be held on May 12, 2006, and the term “Operating Partnership” refers to Tanger Properties Limited Partnership. Our factory outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Operating Partnership. The terms “we”, “our” and “us” refer to the Company or the Company and the Operating Partnership together, as the text requires.

The proxy materials are being mailed on or about April 10, 2006 to holders of record of our common shares, par value $.01 per share (the “Common Shares”), on March 27, 2006. Any shareholder who does not receive a copy of the proxy materials may obtain a copy at the meeting or by contacting Frank C. Marchisello, Jr., Secretary of our Company (phone number: 336-834-6834). Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

Date, Time and Place

We will hold the meeting on Friday, May 12, 2006 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, subject to any adjournments or postponements.

Who Can Vote; Votes per share

All holders of record of the Common Shares as of the close of business on the record date, March 27, 2006, are entitled to attend and vote at the meeting. The outstanding Common Shares are the only class of securities entitled to vote at the meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 17, 2006, 30,941,516 Common Shares were issued and outstanding.

How to Vote

Common Shares represented by a properly executed proxy will be voted as directed on the proxy card. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those Common Shares and you have the right to instruct your broker, bank or other nominee how to vote on your behalf. Brokerage firms and other nominees have the authority, under New York Stock Exchange rules at the time of this Proxy Statement, to vote Common Shares for the beneficial owner on certain “routine” matters for which you do not provide voting instructions. The election of directors is considered a routine matter and where no specification is made on the properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director. When a proposal is not a routine matter and the broker or nominee has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm or nominee cannot vote FOR or AGAINST the proposal for the beneficial owner. This is called a “broker non-vote”.

Quorum and Voting Requirements

Under the Company’s By-Laws and North Carolina law, Common Shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. Directors will be elected by the vote of a plurality of the votes cast by the Common Shares entitled to vote in the election, provided that a quorum is present. Accordingly, Common Shares which are present at the meeting for any other purpose but which are not voted in the election of directors will not affect the election of the candidates receiving a plurality of the votes cast by the Common Shares entitled to vote in the election at the meeting. All other proposals to come before the meeting require a plurality of the votes cast regarding the proposal. Accordingly, abstentions, broker non-votes and Common Shares which are present at the meeting for any other purpose but which are not voted on a particular proposal will not affect the outcome of the vote on the proposal unless the North Carolina Business Corporation Act requires that the proposal be approved by the affirmative vote of a percentage of the votes entitled to be cast on the proposal.

Revocation of Proxies

You may revoke your proxy at any time before it is voted by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the meeting. You cannot revoke your proxy by merely attending the meeting. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.

Proxy Solicitation

We will bear the costs of soliciting proxies from the holders of our Common Shares. Proxies will initially be solicited by us by mail. We have not retained the services of a third party to assist in the solicitation of proxies. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s By-Laws provide that directors be elected at each Annual Meeting of Shareholders. Pursuant to such By-Laws, our Board has fixed the number of directors to be elected at this year’s meeting at six. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the six nominees for director designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. All directors of the Company serve terms of one year or until the election of their respective successors.

Information Regarding Nominees (as of March 17, 2006)

Name	Age	Present Principal Occupation or Employment and Five-Year Employment History
Stanley K. Tanger	82
Chairman of the Board of Directors and Chief Executive Officer of the Company since March 3, 1993. Mr. Tanger opened one of the country's first outlet shopping centers in Burlington, N.C. in 1981. He was the founder and Chief Executive of the Company's predecessor formed in 1981 until its business was acquired by the Company in 1993.

Steven B. Tanger	57
Director of the Company since May 13, 1993. President and Chief Operating Officer since January 1995; Executive Vice President from 1986 to 1994. Mr. Tanger joined the Company's predecessor in 1986 and is the son of Stanley K. Tanger.

Jack Africk (1) (2)	77
Director of the Company since June 4, 1993. Managing Partner of Evolution Partners, LLC since June 1993. President and Chief Operating Officer of North Atlantic Trading Company from January 1998 to December 1998.

William G. Benton (2)	60
Director of the Company since June 4, 1993. Chairman of the Board and Chief Executive Officer of Salem Senior Housing, Inc. since May 2002. Chairman of the Board and Chief Executive Officer of Diversified Senior Services, Inc. since May 1996. Chairman of the Board and Chief Executive Officer of Benton Investment Company since 1982. Chairman of the Board and Chief Executive Officer of Health Equity Properties, Inc. from 1987 to September 1994.

Thomas E. Robinson (3)	58
Director of the Company since January 21, 1994. Managing Director of Stifel, Nicolaus & Company (formerly Legg Mason Wood Walker, Inc.) since June 1997. Director (May 1994 to June 1997), President (August 1994 to June 1997) and Chief Financial Officer (July 1996 to June 1997) of Storage USA, Inc.

Allan L. Schuman (2)	71
Director of the Company since August 23, 2004. Chairman of the Board of Ecolab, Inc. since January 2000. President and Chief Executive Officer of Ecolab from March 1995 to July 2004 and President and Chief Operating Officer from August 1992 to March 1995.

(1)	Lead Director
(2)	Member of the Board’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Share and Unit Option Committee.
(3)	Member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee

Vote Required. The nominees will be elected by the affirmative vote of the holders of a plurality of those votes cast at the meeting; provided that a quorum is present. Accordingly, abstentions, broker non-votes and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the nominees unless the North Carolina Business Corporation Act requires that the nominee be approved by a greater number of affirmative votes than a plurality of the votes cast.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH ABOVE.

Director Independence

Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange require that a majority of our directors must be independent directors and every member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Generally, independent directors are those directors who are not concurrently serving as officers of the Company and who currently have no material relationship to us that may interfere with the exercise of their independence from management and the Company. Our Board has affirmatively determined that the following nominees to our Board are independent, as that term is defined under our Corporate Governance Guidelines and the general independence standards in the listing standards of the New York Stock Exchange: Jack Africk, William G. Benton, Thomas E. Robinson and Allan L. Schuman. We presently have six directors, including these four independent directors.

Attendance at Board Meetings

The Board held five regular and five special meetings during 2005. Each of the above directors attended at least 75% of the meetings held during 2005 by the Board and the committees of which he was a member, except that Mr. Schuman, who was first appointed to all committees of the Board in March 2005, was unable to attend one regular and one special Board meeting and one of the two meetings held, after his appointment, by the compensation committee and the nominating and corporate governance committee. The non-management directors are required to meet in executive sessions periodically, but no less than once a year. The non-management directors have designated Mr. Jack Africk to serve as Lead Director for purposes of presiding at the executive sessions. The independent directors should meet in executive session at least once a year. Our policies for non-management and independent director executive sessions were adopted with our Corporate Governance Guidelines in 2004. The Company does not have a formal policy of attendance for directors at our Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders in 2005.

Committees of the Board

Audit Committee. The Board has established an Audit Committee consisting of three of our independent directors. The purpose of the Audit Committee is (i) to assist the Board in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountants and the performance of the Company’s independent registered public accountants and the Company’s internal audit function and (ii) to prepare any audit committee reports required by the Securities Exchange Commission to be included in the Company’s annual proxy statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants and approves in advance, or adopts appropriate procedures to approve in advance, all audit and non-audit services provided by the independent registered public accountants. The Board has determined that each member of the Audit Committee is “financially literate”, as that term is defined in the listing requirements of the New York Stock Exchange, and that each member of the committee is an “audit committee financial expert”, as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee acts under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on our website. Mr. Africk, Mr. Benton and Mr. Schuman currently serve on the Audit Committee, with Mr. Africk serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Audit Committee. In October of 2005, Mr. Robinson resigned from the Audit Committee. We retained Legg Mason Wood Walker, Mr. Robinson’s employer, to provide investment banking services in connection with our preferred share offering. As a consequence, Mr. Robinson was not considered “independent” for purposes of service on the Audit Committee. During 2005, there were six meetings of the Audit Committee.

Compensation Committee. The Board has established a Compensation Committee consisting of our four independent directors. The Compensation Committee is charged with determining compensation for our chief executive officer and making recommendations to the Board with respect to the compensation of other officers. The Compensation Committee acts under a written charter adopted by the Board. A copy of the Compensation Committee Charter is available on our website. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Compensation Committee, with Mr. Africk serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Compensation Committee. During 2005, there were three meetings of the Compensation Committee.

Nominating and Corporate Governance Committee. The Board has established a Nominating and Corporate Governance Committee consisting of our four independent directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of changes in the size of the Board or any committee of the Board, recommends individuals for the Board to nominate for election as directors, recommends individuals for appointment to committees of the Board, establishes procedures for the Board’s oversight of the evaluation of the Board and management, and develops and recommends corporate governance guidelines.

The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates based on a number of factors including: whether the Board member will be “independent” in accordance with our Corporate Governance Guidelines and as such term is defined by the New York Stock Exchange listing requirements; personal qualities and characteristics, accomplishments and reputation in the business community; experience with businesses and other organizations of comparable size and current knowledge and contacts in the Company’s industry or other industries relevant to the Company’s business; experience and understanding of the Company’s business and financial matters affecting its business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and diversity of viewpoints, background, experience and other demographics. The Nominating and Corporate Governance Committee does not have a policy on the consideration of board nominees recommended by shareholders. The Nominating and Corporate Governance Committee believes that such a policy is not necessary in that it will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by shareholders. See "Other Matters - Shareholder Proposals and Nominations" in this Proxy Statement.

The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available on our website. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Nominating and Corporate Governance Committee, with Mr. Robinson serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Nominating and Corporate Governance Committee. During 2005, there were three meetings of the Nominating and Corporate Governance Committee.

Share and Unit Option Committee. The Board has established a Share and Unit Option Committee (referred to as the "Option Committee") consisting of three of our independent directors. The Option Committee administers our Incentive Award Plan. Mr. Africk, Mr. Benton and Mr. Schuman currently serve on the Option Committee, with Mr. Benton serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Option Committee. Mr. Robinson resigned from the Share and Unit Option Committee in February 2006. During 2005, there were no meetings of the Option Committee.

Shareholder Communications with Directors

Any shareholder may send communications to the Board and individual members of the Board by sending a letter by mail addressed to the Board of Directors (or an individual director) c/o Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

Compensation of Directors

During 2005, our independent directors were paid an annual compensation fee of $20,000 and a per meeting fee of $1,000 ($500 for telephone meetings) for each Board meeting and each committee meeting attended. In addition, the chairman of the Audit Committee was paid an annual compensation fee of $7,500 and the chairman of each other committee was paid an annual compensation fee $5,000. Effective January 1, 2006, the Lead Director will be paid an annual compensation fee of $10,000, the chairman of the Audit Committee will be paid an annual compensation fee of $10,000 and the chairman of each other committee will be paid an annual compensation fee of $7,500. In addition, each director will receive a per meeting fee of $1,500 ($500 for telephone meetings). Our employees who are also directors will not be paid any director fees for their services as directors of the Company.

Upon approval of the entire Board, we may from time to time under the Incentive Award Plan grant to any independent director additional options, restricted or deferred shares, dividend equivalents or other awards. On March 24, 2005, based on the advice and recommendations of an independent compensation consultant retained by the Compensation Committee, the Board approved an annual restricted share award of 2,000 Common Shares, in lieu of any additional options to purchase Common Shares, for each independent director in addition to the cash compensation described above. There were grants of 2,000 restricted shares to each independent director on each of March 24, 2005 for calendar year 2005 and January 3, 2006 for 2006. On February 28, 2006, the Board granted an additional 500 shares to each independent director bringing to 2,500 the number of restricted shares granted to each independent director in 2006. The restrictions on the shares shall cease to apply with respect to one-third of the shares which are the subject of each grant, and those shares will vest on each December 31st following the date of grant. Dividends are paid on the restricted shares from the date of the grant. All future grants of restricted shares to independent directors will be the subject of a separate grant by the Board.

The total 2005 compensation for our independent directors is shown in the following table.

Name	Annual and Committee Chair Fees	Board and Committee Meeting Fees	Restricted Share Awards (1)	Total
Jack Africk	$32,500	$18,500	$45,160	$96,160
William G. Benton	25,000	18,000	45,160	88,160
Thomas E. Robinson	25,000	17,500	45,160	87,660
Allan L. Schuman	20,000	11,000	45,160	76,160
____________
(1)	Based upon the closing price of our Common Shares on the New York Stock Exchange on the grant date of $22.58 per share.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has provided the following report:

During 2005, we reviewed with the Company’s Chief Financial Officer, Director of Internal Audit and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, which we refer to as PwC, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by the auditors of the Company’s system of internal control, the quality of the Company’s financial reporting and the Company’s process for legal and regulatory compliance. We also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. PwC is responsible for performing an integrated audit and issuing reports and opinions on the following:

1.	the Company’s consolidated financial statements;
2.	the Company’s internal control over financial reporting; and
3.	management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

As provided in our Charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, PwC reports directly to us. We appointed PwC as the Company’s independent registered public accounting firm and approved the compensation of the firm. We reviewed and approved all non-audit services performed by PwC during 2005 and determined that the provision of the services was compatible with maintaining PwC’s independence.

PwC provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with PwC its independence.

We reviewed and discussed the 2005 consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and PwC. We also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company’s internal control over financial reporting was effective. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The following is a summary of the fees billed to the Company by the PwC for the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit fees	$475,480	$377,750
Audit-related fees	20,119	23,246
Tax fees	358,637	246,154
All other fees	---	---
Total	$854,236	$647,150

The audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the integrated audits of our consolidated financial statements and internal controls over financial reporting. Also included are services related to the issuance of comfort letters, assistance with the review of documents filed with the Securities and Exchange Commission and the audit of the previously consolidated real estate joint venture. The 2004 fees related to compliance with the Sarbanes-Oxley Act of 2002 have been reclassified for comparability purposes. These fees were included in the “audit-related fees” category in the 2004 proxy.

The audit-related fees for the year ended December 31, 2005 were for consultation and special audit work for the acquisition of an interest in a previously consolidated real estate joint venture. The audit-related fees for the year ended December 31, 2004 were for assurances and related services associated with the implementation of new accounting pronouncements and consultation services regarding our joint ventures.

The tax fees for the year ended December 31, 2005 and 2004, were for tax compliance and tax research and planning services, including tax return preparation and tax advice regarding acquisitions and joint ventures.

THE AUDIT COMMITTEE
Jack Africk (Chairman)
William G. Benton
Allan L. Schuman

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 17, 2006, or such other date as indicated in the notes thereto, available to us with respect to our Common Shares, and of units of partnership interests in the Operating Partnership (the “Units”) (i) held by those persons known by us to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission, the “SEC”) of more than 5% of such shares, (ii) held individually by the directors and our executive officers named elsewhere in this Proxy Statement, and (iii) held by our directors and all of our executive officers as a group.

Name and Business Address (where required) of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percent of All Common Shares	Number of Common Shares Exchangeable for Units Beneficially Owned (2)	Percent of All Common Shares And Units
Stanley K. Tanger (3) Tanger Factory Outlet Centers, Inc. 3200 Northline Avenue, Suite 360 Greensboro, NC 27408	767,725	2.5%	6,106,610	18.5%
Steven B. Tanger (4) Tanger Factory Outlet Centers, Inc. 110 East 59th Street New York, NY 10022	212,595	*	42,000	*
Cohen & Steers Inc.(5) Cohen & Steers Capital Management, Inc. Houlihan Rovers SA 280 Park Avenue, 10th Floor New York, NY 10017	2,999,075	9.7%	---	8.1%
Barclays Global Investors, NA(6) Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	1,606,905	5.2%	---	4.3%
Jack Africk (7)	59,250	*	---	*
William G. Benton (8)	32,048	*	---	*
Thomas E. Robinson (9)	24,450	*	---	*
Allan L. Schuman (10)	5,700	*	---	*
Frank C. Marchisello, Jr. (11)	44,792	*	14,000	*
Willard A. Chafin (11)	2,000	*	5,000	*
Lisa J. Morrison (11)	2,202	*	4,000	*
Directors and Executive Officers as a Group (14 persons) (12)	1,165,351	3.8%	6,204,610	19.8%

-------------------
* Less than 1%

(1)
 The ownership of Common Shares reported herein is based upon filings with the SEC and is subject to confirmation by us that such ownership did not violate the ownership restrictions in our Articles of Incorporation.

(2)
 Represents shares that may be acquired upon the exchange of Units beneficially owned for Common Shares. Each Unit held by the Tanger Family Limited Partnership (the “TFLP”) and each Unit that may be acquired upon the exercise of options to purchase Units may be exchanged for two of our Common Shares.

(3)
 Includes 278,062 Common Shares owned by the TFLP, of which Stanley K. Tanger is the general partner and may be deemed to be the beneficial owner, and 6,066,610 Common Shares which may be acquired upon the exchange of Units owned by TFLP. Also includes 487,663 Common Shares owned by Stanley K. Tanger individually and 40,000 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units owned by Stanley K. Tanger individually and 2,000 Common Shares owned by Stanley K. Tanger’s spouse. Does not include 60,000 Common Shares which may be acquired upon the exercise of options to purchase Units, which are presently unexercisable, owned by Stanley K. Tanger individually.

(4)
 Includes 42,000 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units. Does not include 278,062 Common Shares owned by TFLP and 6,066,610 Common Shares which may be acquired upon the exchange Units owned by the TFLP (Steven B. Tanger is a limited partner of the Tanger Investments Limited Partnership, which is a limited partner of TFLP) for Common Shares. Does not include 42,000 Common Shares which may be acquired upon the exercise of options to purchase Units which are presently unexercisable. Does not include 487,663 Common Shares actually owned or 280,062 Common Shares which may be deemed beneficially owned by Steven B. Tanger's father, Stanley K. Tanger.

(5)
 We have received a copy of Schedule 13G as filed with the SEC by Cohen & Steers Inc. (“C&S”), Cohen & Steers Capital Management, Inc. (“C&SCM”) and Houlihan Rovers SA (“HR”) reporting ownership of these shares as of December 31, 2005. As reported in said Schedule 13G, (i) C&S has shared dispositive and shared voting for 1,100 of such shares, sole dispositive power for 2,997,975 of such shares and sole voting power for 2,674,475 of such shares; (ii) C&SCM has sole dispositive power for 2,997,975 of such shares and sole voting power for 2,674,475 of such shares and (iii) HR has sole dispositive power for 1,100 of such shares and sole voting power for 1,100 of such shares.

(6)
 We have received a copy of Schedule 13G as filed with the SEC by Barclays Global Investors, NA (“BGI”) and Barclays Global Fund Advisors (“BGFA”) reporting ownership of these shares as of December 31, 2005. As reported in said Schedule 13G, (i) BGI has sole dispositive power for 1,264,154 of such shares and sole voting power for 1,099,830 of such shares; and (ii) BGFA has sole dispositive power for 342,751 of such shares and sole voting power for 332,073 of such shares.

(7)	Includes 34,000 presently exercisable options to purchase our Common Shares.

(8)	Includes 16,000 presently exercisable options to purchase our Common Shares.

(9)	Includes 6,000 presently exercisable options to purchase our Common Shares.

(10)	Includes 1,200 presently exercisable options to purchase our Common Shares.

(11)	Amounts shown as Common Shares exchangeable for Units represent Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units.

(12)
Includes 195,200 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Common Shares or Units. Does not include 223,800 Common Shares which may be acquired upon the exercise of options to purchase Common Shares or Units which are presently unexercisable.

Executive Compensation

The following summary compensation table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and four other most highly compensated executive officers who served in such capacities as of December 31, 2005, in each case for services rendered to the Company during each of the past three years.

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus ($)		Other Annual Compen-sation ($)(1)	Restricted Stock Awards ($) (2)		Securities Underlying Options/ SARS(#) (3)	All Other Compensation ($)
Stanley K. Tanger, Chairman of the Board of Directors and Chief Executive Officer (4)	2005 2004 2003	493,500 470,000 451,475	537,124 508,588 192,750	(5) (5)	9,600 9,600 9,600	1,625,760 2,329,800 ---	(5) (5)	--- 100,000 ---	20,125 20,063 20,000	(7) (7) (7)
Steven B. Tanger, President and Chief Operating Officer (4)	2005 2004 2003	420,000 400,000 382,016	457,127 412,863 64,250	(8) (8)	9,600 9,600 9,600	1,083,84 1,553,200 ---	(6) (8)	--- 70,000 ---	15,595 15,533 15,470	(9) (9) (9)
Frank C. Marchisello, Jr. Executive Vice President- Chief Financial Officer, Secretary	2005 2004 2003	288,750 275,000 243,101	314,275 165,000 ---		--- --- ---	225,800 194,150 ---	(6) (6)	--- 25,000 ---	2,625 2,563 2,500	(10) (10) (10)
Willard A. Chafin, Jr. Executive Vice President- Leasing, Site Selection, Operations and Marketing	2005 2004 2003	280,783 267,412 254,678	3,000 3,000 ---		--- --- ---	--- --- ---		--- 25,000 ---	2,625 2,563 ---	(10) (10)
Lisa J. Morrison Senior Vice President- Leasing	2005 2004 2003	200,000 168,000 160,000	91,186 62,319 20,315		--- --- ---	--- --- ---		--- 20,000 ---	2,492 2,175 2,000	(10) (10) (10)
_______________

(1)	The amounts shown in this column represent cash paid to Mr. Stanley K. Tanger and Steven B. Tanger as a car allowance per the terms (5) (5) of their employment contracts.

(2)
At December 31, 2005, an aggregate of 219,500 restricted, unvested Common Shares were held by the named executive officers with an aggregate value at such date (based on the closing price of our Common Shares on the New York Stock Exchange of $28.74) of $6,308,430 as follows: Mr. Stanley Tanger, 123,600 shares valued at $3,552,264; Mr. Steven Tanger, 82,400 shares valued at $2,368,176; and Mr. Marchisello, 13,500 shares valued at $387,990. Prior to vesting, the recipients are entitled to vote and receive dividends with respect to the restricted Common Shares. Dividends totaling $1.28 per share in 2005 and $1.245 per share in 2004 were paid on the restricted Common Shares.

(3)	Number of Common Shares which may be acquired upon the exercise of options to purchase Units in the Operating Partnership.

(4)	A portion of the salaries of Stanley K. Tanger and Steven B. Tanger is paid by the Company for services to the Company and the remainder is paid by the Operating Partnership.

(5)
For the year 2004, Stanley K. Tanger earned an annual bonus of $470,000 and a special award related to the sale of two of our operating properties during such year of $38,588. For the year 2003, Stanley K. Tanger earned an annual bonus of $342,229 and a special award related to the sale of two of our operating properties during such year of $192,750. No special award related to the sale of operating properties was paid in 2005. In lieu of receiving the 2003 annual bonus amount in cash, Mr. Tanger was granted an award of 120,000 restricted shares in 2004. 15% of the award vested on June 15, 2004, 15% of the award vests annually on December 15th of the years 2004, 2005, and 2006, and 20% of the award vests annually on December 15th of the years 2007 and 2008. Dividends are paid on the restricted shares.

(6)
During 2005, the Committee awarded 72,000 restricted Common shares to Stanley K. Tanger, 48,000 restricted Common shares to Steven B. Tanger and 10,000 restricted Common Shares to Frank C. Marchisello,Jr. The restricted Common Shares vest and the restrictions cease to apply on 20% of the award on December 31st of each year over a five-year period, with 50% of the award vesting over time and 50% vesting based on the attainment of certain performance criteria. During 2004, the Committee awarded Frank C. Marchisello, Jr 10,000 restricted Common shares. 15% of the award vested on June 15, 2004, 15% of the award vests annually on December 15th of the years 2004, 2005, and 2006, and 20% of the award vests annually on December 15th of the years 2007 and 2008. Dividends are paid on each of the restricted share grants in 2004 and 2005.

(7)
We reimbursed Stanley K. Tanger $17,500 in 2005, 2004 and 2003 for premiums paid towards a term life insurance policy. In addition, the Company provided $2,625 during 2005, $2,563 during 2004 and $2,500 during 2003 as a Company match under the employee 401(k) Plan.

(8)
For the year 2004, Steven B. Tanger earned an annual bonus of $400,000 and a special award related to the sale of two of our operating properties during such year of $12,863. For the year 2003, Steven B. Tanger earned an annual bonus of $298,816 and a special award related to the sale of two of our operating properties during such year of $64,250. No special award for the sale of operating properties was paid in 2005. In lieu of receiving the 2003 annual bonus amount in cash, Mr. Tanger was granted an award of 80,000 restricted shares in 2004. 15% of the award vested on June 15, 2004, 15% of the award vests annually on December 15th of the years 2004, 2005, and 2006, and 20% of the award vests annually on December 15th of the years 2007 and 2008. Dividends are paid on the restricted shares.

(9)
We provide term life insurance to Steven B. Tanger. Annual premiums paid by us in 2005, 2004 and 2003 were $12,970. In addition, the Company provided $2,625 during 2005, $2,563 during 2004 and $2,500 during 2003 as a Company match under the employee 401(k) plan.

(10)	Company match under employee 401(k) plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information on option exercises in 2005 by our CEO and our other four (4) most highly compensated executives and the value of each such officer's unexercised options at December 31, 2005.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year End Exercisable Unexercisable		Value of Unexercised In-the-Money Options at Year-End (1) Exercisable Unexercisable
Stanley K. Tanger	20,000	$358,582	20,000	80,000	$186,500	$746,000
Steven B. Tanger	---	---	28,000	56,000	402,535	522,200
Frank C. Marchisello, Jr.	---	---	17,000	20,000	272,755	186,500
Willard A. Chafin, Jr.	10,000	98,252	---	20,000	---	186,500
Lisa J. Morrison	4,040	29,032	---	16,000	---	149,200
____________
(1)	Based upon the closing price of our Common Shares on the New York Stock Exchange on December 31, 2005 of $28.74 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

The Compensation Committee has provided the following report on executive compensation:

Except as expressly described below, references to compensation (or policies with respect thereto) paid by the Company refer to compensation paid by both the Company and the Operating Partnership.

The purposes and responsibilities of the Compensation Committee of the Board (the “Committee”) include the following:

•	Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance and approve the CEO’s compensation level,

•	Make recommendation to the Board with respect to compensation of officers and directors other than the CEO,

•	Periodically review the Company’s incentive-compensation and equity-based plans and approve any new or materially amended equity-based plan, and

•
Oversee, with management, regulatory compliance with respect to compensation matters including the Company’s compensation policies with respect to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Each of the members of the Committee is independent within the meaning of the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, outside advisers to consult with it as the Committee deems appropriate.

The Committee believes that the Company’s success is attributable in large part to the management and leadership efforts of its executive officers. The Company’s management team has substantial experience in owning, operating, managing, developing and acquiring interests in factory outlet centers. Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, and Steven B. Tanger, President and Chief Operating Officer, provide us with strategic business direction.

Under the guidance of the Committee, the Company is committed to developing and maintaining compensation policies, plans and programs which will provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values, by aligning the financial interests of the Company’s senior management with those of its shareholders. In addition, the Committee engages the services of an independent compensation consultant from time to time to help design programs that will foster excellence and encompass long-term incentives that enable the Company to attract, retain and motivate its top executives.

The primary components of the Company’s executive compensation program are: (1) base salaries, (2) performance based annual bonuses and (3) share-based awards. The Committee evaluates discretionary bonus payments and discretionary share-based awards made to each of the Company’s executives (including the Company’s CEO) in the context of the executive’s total overall compensation. The Company’s business is most competitive and the Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. The Company currently has employment contracts with each of the named executives on page 11 of this Proxy Statement. See “Employment Contracts” in this Proxy Statement.

The Committee approves the base salary for the CEO and makes recommendations to the Board for the base salaries of the other named executive officers; provided, however, under their employment agreements, annual base salaries shall not be less than the annual base salary for the previous contract year. In setting the annual base salaries, the Committee takes into account several factors which include (1) salaries paid to officers by companies in the Company’s select peer group and other REITS, (2) the nature of the position and (3) the contribution and experience of the officer.

The employment agreements for Stanley Tanger, Steven Tanger and Frank Marchisello, the Company’s three most senior executives, provide for annual cash bonuses to be determined by the Board (or, in the case of the CEO, the Committee). The Board and the Committee approved a bonus plan for 2005 providing a bonus for each executive in a maximum amount equal 110% of the executive’s annual base salary. Eighty-five percent (85%) of the maximum bonus was payable upon the achievement of Company Performance Criteria, 15% upon the achievement of Individual Performance Criteria. The Company Performance Criteria included funds from operations growth, dividends, lease renewals, increase in tenant base rents, occupancy, tenant sales, and total return to shareholders relative to targeted levels or certain peer groups established by the Committee. The Company may also consider the award of cash bonuses and awards to any executive officers and key employees if certain performance criteria are met.

Share-based compensation is also an important element of the Company’s compensation program. In contrast to bonuses, which are paid for prior year accomplishments, grants of options to purchase Common Shares and other share-based awards may be structured as incentives tied to future share appreciation. The Company maintains the Incentive Award Plan for the purpose of attracting and retaining our directors, executive officers and certain other employees. The Incentive Award Plan provides for the issuance of share options, restricted shares and other share based grants. The Share and Unit Option Committee of the Board determines in its sole discretion, subject to the terms and conditions of the plan, the specific terms of each award granted to an employee of the Company or Operating Partnership based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed or may contribute in the future to the Company’s performance. The Compensation Committee believes awards pursuant to the Incentive Award Plan align the interests of the Board and management with those of the Company’s shareholders.

The Committee annually reviews tally sheets that set forth the company’s total compensation obligations to the CEO and the senior executives. In conjunction with making the annual executive compensation awards, the Committee also reviews tally sheets setting forth each senior executive’s total compensation, including the executive’s realized compensation from the prior year, the targeted and projected compensation for the current year, and targeted compensation for the coming year.

During 2005, the Committee awarded 72,000 restricted Common shares to Stanley Tanger, 48,000 restricted Common shares to Steven Tanger and 10,000 restricted Common Shares to Frank Marchisello. The restricted Common Shares vest and the restrictions cease to apply over a five-year period, with 50% of the award vesting over time and 50% vesting based on the attainment of certain performance criteria. The performance based portion of the award will vest based on the Company achieving the following financial hurdle in each of those five years: Total Return to Shareholders ("TRS") must be greater than one of the following (i) 110% of the Morgan Stanley REIT Index or (ii) 10%, or (iii) the Company's TRS must be in the top 50% of its peer group made up of Shopping Center Real Estate Investment Trusts as approved by the Committee based on recommendations from an independent compensation consultant. In addition, the formula incorporates carryback and carryforward features that will, in essence, average the TRS performance over the five-year period. Dividends will be paid on all restricted Common Shares whether vested or unvested. The restricted Common Shares will begin vesting on December 31, 2005.

Stanley K. Tanger, the Company’s Chief Executive Officer, was paid compensation for 2005 as follows:

•
Mr. Tanger’s annual base salary for 2005 was $493,500. His employment contract provides that the annual base salary will be fixed each fiscal year by agreement between Mr. Tanger and the Committee; provided, however, that the annual base salary shall not to be less than Mr. Tanger’s annual base salary for the previous contract year.

•
Pursuant to the bonus plan approved by the Committee in March 2005, Mr. Tanger was eligible to receive a bonus of up to $542,850, or 110% of his 2005 salary. Based on the Company Performance Criteria and Individual Performance Criteria achieved for 2005, the Committee approved a bonus for the year in the amount of $537,124.

•
Additionally, consistent with the advice and recommendations of the compensation consultant retained by the Committee, Mr. Tanger was awarded 72,000 restricted Common Shares which at the date of grant had a value of $1,625,760 (based on the closing price of our Common Shares on the New York Stock Exchange on March 23, 2005 of $22.58). As discussed above, Mr. Tanger was eligible to vest in 14,400 shares on December 31, 2005, of which 7,200 restricted Common Shares were to vest upon the attainment of certain performance criteria. Based on the performance criteria achieved for 2005, Stanley Tanger vested in all 14,400 shares.

The Company paid 20% of Mr. Tanger’s 2005 annual base salary. The Operating Partnership paid the remainder of his annual base salary. Based on Mr. Tanger’s demonstrated leadership, skills and contributions to the growth of the Company, the Committee believes that Mr. Tanger’s total compensation to him for fiscal year 2005 is reasonable and appropriate in light of the Company’s performance against established short- and long-term performance goals.

Subject to certain limited exemptions, Section 162(m) of the Code denies an income tax deduction to any publicly held corporation for compensation paid to a "covered employee" (which is defined as the Chief Executive Officer and each of the Company’s other four most highly compensated officers) to the extent that such compensation in any taxable year of the employee exceeds $1 million. In addition to salaries, bonuses payable to the Company’s executives under their present employment contracts and compensation attributable to the exercise of options and other share-based awards that may be granted under the amended and restated Incentive Award Plan, constitute compensation subject to the Section 162(m) limitation. The Incentive Award Plan permits, but does not require, share-based awards to qualify as "performance-based compensation" which is exempt from application of the Section 162(m) limitation. It is the Company’s policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions. However, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible, and accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by the Company under Section 162(m). The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

THE COMPENSATION COMMITTEE
Jack Africk (Chairman)
William G. Benton
Thomas E. Robinson
Allan L. Schuman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board, which is composed entirely of independent directors, is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Compensation Committee, with Mr. Africk serving as chairman. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Share Price Performance

The following share price performance chart compares our performance to the S&P 500, the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT") and the SNL Shopping Center REIT index prepared by SNL Financial. Equity REITs are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System.

All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of dividends. Share price performance, presented for the five years ended December 31, 2005, is not necessarily indicative of future results.

Total Return Performance

[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

	Period Ending
Index	Dec. 00	Dec. 01	Dec. 02	Dec. 03	Dec. 04	Dec. 05
Tanger Factory Outlet Centers, Inc.	100.00	102.13	166.38	234.75	324.23	370.59
S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.74
NAREIT All Equity REIT Index	100.00	113.93	118.29	162.21	213.43	239.39
SNL Shopping Center REITS Index	100.00	128.54	148.57	210.64	286.18	312.28

Employment Contracts

Each of Stanley K. Tanger and Steven B. Tanger will receive annual cash compensation in the form of salary and bonus pursuant to a three-year employment contract effective as of January 1, 2004. The employment contracts will be automatically extended for one additional year on January 1 of each year unless the executive’s employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The base salary provided for in such contracts may be increased each year.

Upon termination of employment, Stanley K. Tanger has agreed not to compete with us for the remainder of his life. Upon termination of employment, Steven B. Tanger has agreed not to compete with us for one year (or three years if severance compensation is received) within a 50 mile radius of the site of any commercial property owned, leased or operated by us or within a 50 mile radius of any commercial property which we negotiated to acquire, lease or operate within the six month period prior to termination. Each executive’s covenant not to compete mandates that, during the term of his employment contract and during the effective period of the covenant, such executive direct his commercial real estate activities through us, with exceptions for development of properties which were owned collectively or individually by them, by members of their families or by any entity in which any of them owned an interest or which was for the benefit of any of them prior to the Company’s initial public offering (including the one factory outlet center with a total of 64,288 square feet in which Stanley K. Tanger is a 50% partner and a single shopping center in Greensboro, North Carolina with a total of 24,440 square feet (the "Excluded Properties")). In no event will either of the Tangers engage in the development, construction or management of factory outlet shopping centers or other competing retail commercial property outside of the Company or the Operating Partnership during the effective period of the covenant not to compete (with the exception of the Excluded Properties). See "Certain Relation-ships and Related Transactions” in this Proxy Statement.

In addition, each executive will not engage in any active or passive investment in property relating to factory outlet centers or other competing retail commercial property, with the exception of the ownership of up to one percent of the securities of any publicly traded company.

If the employment of either of the Tangers terminates without Cause, as defined in the agreement, or such employment is terminated by the executive with Good Reason, as defined in the agreement, the terminated executive shall receive a severance benefit equal to 300% of the sum of (a) his annual base salary, (b) the higher of (i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, and (c) his automobile allowance for the current year. Share based awards under the Company’s Incentive Award Plan are included in the calculation of the prior year’s annual bonus and average annual bonus. If employment terminates by reason of death or disability, the executive or his estate shall receive a lump sum amount equal to (a) his annual base salary that would have been paid for the remaining contract term if employment had not terminated, plus (b) the executive's annual bonus which would have been paid during the year of termination had employment not terminated, multiplied by a fraction the numerator of which is the number of days in the year prior to termination and the denominator of which is 365.

The employment contracts with Stanley K. Tanger and Steven B. Tanger also grant them certain registration rights with respect to the Common Shares that they beneficially own.

Frank C. Marchisello, Jr. has an employment contract expiring December 31, 2006. Mr. Marchisello’s contract will be automatically extended for one additional year on January 1 of each year unless the executive’s employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The contract established a base salary for calendar year 2004 of $275,000. Mr. Marchisello’s base salary for subsequent years was and will continue to be set by the Compensation Committee.

If Mr. Marchisello’s employment is terminated by reason of death or disability, he or his estate will receive as additional compensation an amount equal to his annual base salary and a pro rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if Mr. Marchisello’s employment is terminated by the Company without Cause, or by Mr. Marchisello for Good Reason, as those terms are defined in the agreement, Mr. Marchisello will receive a severance payment equal to 300% of the sum of (a) his annual base salary for the current contract year and (b) the higher of (i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, to be paid monthly over the succeeding 36 months. Share based awards under the Company’s Incentive Award Plan are included in the calculation of the prior year’s annual bonus and average annual bonus.

Willard A. Chafin has an employment contract expiring December 31, 2007. Mr. Chafin’s contract may be extended by an additional three year period by mutual written agreement between the executive and us. This contract established a base salary for calendar year 2005 of $280,783. The base salaries for subsequent years will be set by the Compensation Committee in amounts not less than the 2005 salary.

If the employment of Mr. Chafin is terminated by reason of death or disability or if we materially breach the employment agreement, Mr. Chafin or his estate will be paid as additional compensation an amount equal to the annual base salary for the contract year in which the termination occurs. Further, if we elect not to extend the term of employment for Mr. Chafin for an additional one or more years, the executive will receive a severance payment equal to the greater of $125,000 or one-half of the annual base salary payable for the last contract year of the contract term.

Lisa J. Morrison has an employment contract expiring December 31, 2007. Ms. Morrison’s contract may be extended for additional one year periods by written agreement by both parties prior the end of the initial term or any extended term. The contract established a base salary for calendar year 2005 of $200,000. Ms. Morrison’s base salary for subsequent years will be set by the Compensation Committee. In addition, Ms. Morrison will be paid a bonus each year equal to the lesser of (i) seventy-five percent (75%) of her base salary in effect on the last day of such calendar year and (ii) the average bonus, as defined in the agreement, paid to our employees who are leasing representatives.

During the respective term of employment and for a period of one year thereafter (three years in the case of Mr. Marchisello if the executive receives a severance payment of 300% of his annual base salary), each of Mr. Marchisello and Mr. Chafin is prohibited from engaging directly or indirectly in any aspect of the factory outlet business within a radius of 50 miles (100 miles in the case of Mr. Chafin) of, or in the same state as, any factory outlet center owned or operated by us. Ms. Morrison, during the term of her employment and for a period of three months thereafter, is prohibited from engaging in any activities involving developing or operating a factory outlet shopping facility within a radius of 50 miles of any retail shopping facility owned, operated or managed by us at any time during her employment.

Stanley K. Tanger and Steven B. Tanger are employed and compensated by both the Operating Partnership and the Company. The Committee believes that the allocation of such persons' compensation as between the Company and the Operating Partnership reflects the services provided by such persons with respect to each entity. The remainder of the employees are employed solely by the Operating Partnership.

The following table provides information as of December 31, 2005 with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	632,240	$18.08	2,047,050
Equity compensation plans not approved by security holders	---	---	---
Total	632,240	$18.08	2,047,050

Other Matters

Appointment of Independent Registered Public Accounting Firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to audit the accounts of the Company with respect to its operations for the fiscal year ending on December 31, 2006 and to perform such other services as may be required. Should the firm be unable to perform these services for any reason, the Audit Committee will appoint other independent registered public accountants to perform these services. PricewaterhouseCoopers LLP served as our independent registered public accountants for the fiscal year ended December 31, 2005. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than its engagement as an independent registered public accounting firm for the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. See the Report of the Audit Committee, included in this Proxy Statement, for information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005 and 2004.

Reference is hereby made to the Company’s annual report on Form 10-K for the year ended December 31, 2005 and the Company’s Annual Report delivered together with this Proxy Statement, and such documents incorporated herein by reference for financial information and related disclosures required to be include herein.

Section 16(a) Beneficial Ownership Reports. Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of our Common Shares are required by the SEC’s regulations to furnish us with copies of all such forms which they file.

Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the period ended December 31, 2005, or written representations from certain reporting persons, we believe that no Forms 3, 4 or 5 were filed delinquently.

Shareholder Proposals and Nominations. This Proxy Statement and form of proxy will be sent to shareholders in an initial mailing on or about April 10, 2006. Proposals of shareholders pursuant to Regulation 14a-8 of the Exchange Act intended to be presented at our Annual Meeting of Shareholders to be held in 2007 must be received by us no later than December 11, 2006. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. A shareholder who wishes to make a proposal pursuant to Regulation 14a-8 of the Exchange Act at our Annual Meeting of Shareholders to be held in 2007 without including the proposal in the Company’s proxy statement and form of proxy relating to that meeting must notify the Company in writing no later than February 11, 2007. If a shareholder fails to give notice by February 11, 2007, then the persons named as proxies in the proxies solicited by the Board for the Annual Meeting of Shareholders to be held in 2007 may exercise discretionary voting power with respect to any such proposal. Pursuant to the Company's By-Laws, to be properly considered at our Annual Meeting of Shareholders to be held in 2007, all shareholder proposals, generally, must be received by the corporate secretary not earlier than 120 days and not later than 90 days prior to the anniversary of this year's meeting.

Shareholders may nominate an individual for election as a director of the Company in conformity with the requirements of the Company’s By-Laws. Generally, to be properly considered at our Annual Meeting of Shareholders to be held in 2007, written notice of the nomination must be delivered to the corporate secretary not earlier than 120 days and not later than 90 days prior to the anniversary of this year’s meeting. Such shareholder's notice shall set forth as to each person whom the shareholder nominates for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder notice must provide, as detailed in the Company’s By-Laws, information about the shareholder’s beneficial ownership of the Company’s Common Shares.

Board Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics. Each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board. The Board has also adopted written Corporate Governance Guidelines in accordance with listing requirements of the New York Stock Exchange and a written Code of Business Conduct and Ethics that applies to directors, management and employees of the Company. We have made available copies of our Board Committee Charters, Corporate Goverance Guidelines and Code of Business Conduct and Ethics on the Company’s website at www.tangeroutlet.com. Copies of these documents may also be obtained by sending a request in writing to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

Documents Incorporated by Reference. This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (except for certain exhibits to such documents, unless such exhibits are specifically incorporated herein) are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of the Company at the principal executive offices of the Company. In addition, the Company’s Web site is located at http://www.tangeroutlet.com. On the Company’s website you can obtain, free of charge, a copy of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

Other Business. All Common Shares represented by the accompanying proxy will be voted in accordance with the proxy. We know of no other business which will come before the meeting for action. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

[FRONT SIDE OF CARD]

Proxy - TANGER FACTORY OUTLET CENTERS, INC.

Appointment of Proxy for Annual Meeting on May 12, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation, hereby constitutes and appoints Stanley K. Tanger and Rochelle G. Simpson, and each of them, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 12, 2006, and at any adjournment or adjournments thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Factory Outlet Centers, Inc. dated April 10, 2006 (receipt of which is acknowledged) and in their discretion upon any other matters as may properly come before the meeting, including but not limited to, any proposal to adjourn or postpone the meeting. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

The shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Proposal 1.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)            To vote using the Internet
Call toll free 1-800-652 VOTE (8683) in the United Sates or Canada any time on         Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.              WWW.COMPUTERSHARE.COM/EXPRESSVOTE
Follow the simple instructions provided by the recorded message               Enter the information requested on your computer screen and follow the simple instructions

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 12, 2006
THANK YOU FOR VOTING

[BACK SIDE OF CARD]

TANGER OUTLETS

    [ ] Mark this box with an X if you have made
           changes to your name or address details above.

Annual Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

A Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.
1. To elect Directors to serve for the ensuing year.

For	Withhold		For	Withhold
01 - Stanley K. Tanger	[ ]	[ ]	04 - William G. Benton	[ ]	[ ]

02 - Steven B. Tanger	[ ]	[ ]	05 - Thomas E. Robinson	[ ]	[ ]

03 - Jack Africk	[ ]	[ ]	06 - Allan L. Schuman	[ ]	[ ]

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
       Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

Signature:                     Signature:                        Date: